UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 29, 2016

EXPRESS SCRIPTS HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35490	45-2884094
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO		63121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: 314-996-0900

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On June 29, 2016, Express Scripts Holding Company (the “Company”) announced that it has commenced tender offers to purchase for cash (i) any and all of the 2.650% senior notes due 2017 issued by the Company and (ii) up to an aggregate principal amount of the 7.125% senior notes due 2018 issued by Medco Health Solutions, Inc., the 7.250% senior notes due 2019 issued by Express Scripts, Inc., and the 6.125% senior notes due 2041 issued by the Company that will not result in an aggregate amount that all holders of any such series of notes are entitled to receive, excluding accrued and unpaid interest, for their notes of such series that are validly tendered and accepted for purchase in the tender offer exceeding the applicable aggregate maximum tender amount. The aggregate maximum tender amount for the 7.125% senior notes due 2018 is $450,000,000. The aggregate maximum tender amount for the 7.250% senior notes due 2019 is $187,500,000. The aggregate maximum tender amount for the 6.125% senior notes due 2041 is $262,500,000. The tender offers are being made exclusively pursuant to an offer to purchase dated June 29, 2016 and related letter of transmittal and notice of guaranteed delivery, which set forth the terms and conditions of the tender offers.

Furnished as Exhibit 99.1 and incorporated herein by reference is a copy of the press release announcing the tender offers.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated June 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS SCRIPTS HOLDING COMPANY

Date: June 29, 2016	By:	/s/ Martin P. Akins
		Name:	Martin P. Akins
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated June 29, 2016